UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 4, 2010
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34865 (Commission File Number)	33-0811062 (I.R.S. Employer Identification No.)
5887 Copley Drive
San Diego, California 92111
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-99.1
EX-99.2

Item 8.01.	Other Events.
     Private Offering
     On November 4, 2010, Leap Wireless International, Inc. (“Leap”) issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), regarding its proposed issuance by its wholly owned subsidiary, Cricket Communications, Inc. (“Cricket”), of approximately $1,200 million in aggregate principal amount of senior notes due 2020 through a private placement to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act and outside the United States pursuant to Regulation S under the Securities Act.
     In accordance with Rule 135c(d) under the Securities Act, a copy of the press release is attached hereto as Exhibit 99.1.
     Tender Offer
     Also on November 4, 2010, Leap issued a press release, a copy of which is attached hereto as Exhibit 99.2, announcing that Cricket has launched a tender offer to purchase, for cash, any and all of its $1,100 million in aggregate principal amount of outstanding 9.375% senior notes due 2014 (the “9.375% Notes”). In conjunction with the tender offer, Leap is soliciting consents from the holders of the 9.375% Notes to eliminate certain covenants and amend certain provisions of the indenture governing the 9.375% Notes. The tender offer is subject to a number of conditions, including the receipt of net proceeds from one or more financings sufficient to repurchase all of the 9.375% Notes tendered, including the payment of all premiums, if any, consent payments, accrued interest and costs and expenses incurred in connection therewith.
     This Current Report on Form 8-K is not an offer to purchase, nor the solicitation of an offer to sell, securities, nor a solicitation for acceptance of the tender offer and consent solicitation for the 9.375% Notes.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of Leap Wireless International, Inc., dated November 4, 2010.
99.2	Press Release of Leap Wireless International, Inc., dated November 4, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: November 4, 2010	By:	/s/ Robert J. Irving, Jr.
		Name:	Robert J. Irving, Jr.
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Leap Wireless International, Inc., dated November 4, 2010.
99.2	Press Release of Leap Wireless International, Inc., dated November 4, 2010.